STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981431133 — 2964611
CERTIFICATE OF FORMATION
OF
WOODLAND HEIGHTS MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Woodland Heights Medical Center, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 30,1998.
By: /s/John M. Franck II
Name: John M. Franck II
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:24 PM 02/28/2007
FILED 01:17 PM 02/28/2007
SRV 070251940 — 2964611FILE
CERTIFICATE OF MERGER
OF
GASLIGHT ASC-GP, LLC
INTO
WOODLAND HEIGHTS MEDICAL CENTER, LLC
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned limited liability company submits the following Certificate of Merger for the purpose of effecting a merger under the Act.
1. The name and jurisdiction of formation of each of the constituent entities are as follows:

Name	Type of Entity	Jurisdiction of Formation
Gaslight ASC-GP, LLC Woodland Heights Medical Center, LLC	Limited Liability Company Limited Liability Company	Delaware Delaware
2. An Agreement and Plan of Merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in accordance with the Act.
3. The name of the surviving limited liability company is Woodland Heights Medical Center, LLC (“Woodland”).
4. The merger contemplated herein shall be effective as of March 1, 2007 at 12:02 a.m.
5. A copy of the executed Merger Agreement is on file at the office of Woodland, which is 5800 Tennyson Parkway, Piano, Texas 75024.
6. A copy of the Merger Agreement will be furnished by Woodland, upon request and without cost; to any member or person holding an interest in Gaslight ASC-GP, LLC.
Executed as of this 27th day of February, 2007:
WOODLAND HEIGHTS MEDICAL CENTER, LLC, a Delaware limited liability company

By: /s/Rebecca Hurley
Name: Rebecca Hurley
Title: Senior Vice President

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